Exhibit 12.1

TOWER GROUP, INC.

RATIO OF EARNINGS TO FIXED CHARGES

Historical

	Nine months
	ended September 30,				Year ended December 31,
($ in thousands)	2008		2007		2007		2006		2005		2004		2003
Earnings (a)
Income before income taxes	$65,060		$59,921		$71,240		$56,437		$31,816		$14,723		$9,654
Add: fixed charges	8,276		7,907		10,709		8,124		5,612		3,623		1,891
Total earnings	$73,336		$67,828		$81,949		$64,561		$37,428		$18,346		$11,545

Fixed charges (b)
Interest expense, amortization of debt discount and premium on all indebtedness	6,593		6,843		9,290		6,870		4,853		3,128		1,462
Estimate of interest in rental expense (c)	1,683		1,064		1,419		1,254		759		495		429
Total fixed charges	8,276		7,907		10,709		8,124		5,612		3,623		1,891

Ratio of earnings to fixed charges	8.9	x	8.6	x	7.7	x	7.9	x	6.7	x	5.1	x	6.1	x

(a) Earnings means (a) income before income taxes, plus (b) fixed charges.

(b) Fixed charges means the amounts resulting from the following: (a) interest expense, plus (b) an estimate of interest included in rental expense related to operating leases.

(c)Total rental expense	$5,100		$3,225		$4,300		$3,800		$2,300		$1,500		$1,300
Interest factor-one third of rental expense	1,683		1,064		1,419		1,254		759		495		429

CASTLEPOINT HOLDINGS, LTD.

RATIO OF EARNINGS TO FIXED CHARGES

Historical

	Nine months
	ended September 30,				Year ended December 31,
($ in thousands)	2008		2007		2007		2006		2005
Earnings (a)
Income before income taxes	$10,190		$25,876		$26,883		$9,450
Add: fixed charges	8,878		6,878		9,887		608
Total earnings	$19,068		$32,754		$36,770		$10,058

Fixed charges (b)
Interest expense, amortization of debt discount and premium on all indebtedness	8,543		6,608		9,416		557
Estimate of interest in rental expense (c)	335		270		471		51
Total fixed charges	8,878		6,878		9,887		608

Ratio of earnings to fixed charges	2.1	x	4.8	x	3.7	x	16.5	x	NM

(a) Earnings means (a) income before income taxes, plus (b) fixed charges.

(b) Fixed charges means the amounts resulting from the following: (a) interest expense, plus (b) an estimate of interest included in rental expense related to operating leases.

(c) Total rental expense	$1,016		$819		$1,427		$156
Interest factor-one third of rental expense	335		270		471		51

TOWER GROUP, INC.

PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES

Without Hermitage

	Nine months
	Ended		Year Ended
	September 30,		December 31,
($ in thousands)	2008		2007
Earnings (a)
Income before income taxes	$72,340		$86,356
Add: fixed charges	17,154		20,596
Total earnings	$89,494		$106,952

Fixed charges (b)
Interest expense, amortization of debt discount and premium on all indebtedness	15,136		18,706
Estimate of interest in rental expense (c)	2,018		1,890
Total fixed charges	17,154		20,596

Ratio of earnings to fixed charges	5.2	x	5.2	x

(a) Earnings means (a) income before income taxes, plus (b) fixed charges.

(b) Fixed charges means the amounts resulting from the following: (a) interest expense, plus (b) an estimate of interest included in rental expense related to operating leases.

(c) Total rental expense	$6,116	$5,727
Interest factor-one third of rental expense	2,018	1,890

TOWER GROUP, INC.

PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES

With Hermitage

	Nine months
	Ended		Year Ended
	September 30,		December 31,
($ in thousands)	2008		2007
Earnings (a)
Income before income taxes	$78,933		$113,683
Add: fixed charges	17,322		20,740
Total earnings	$96,255		$134,422

Fixed charges (b)
Interest expense, amortization of debt discount and premium on all indebtedness	15,136		18,706
Estimate of interest in rental expense (c)	2,186		2,034
Total fixed charges	17,322		20,740

Ratio of earnings to fixed charges	5.6	x	6.5	x

(a) Earnings means (a) income before income taxes, plus (b) fixed charges.

(b) Fixed charges means the amounts resulting from the following: (a) interest expense, plus (b) an estimate of interest included in rental expense related to operating leases.

(c) Total rental expense	$6,623	$6,163
Interest factor-one third of rental expense	2,186	2,034